Schedule A

Directors and Executive Officers of ASE Technology Holding Co., Ltd.

Name of director or executive officer	Residence or business address	Present principal occupation or employment	Nationality
Jason C.S. Chang	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Director and Chairman	Singapore
Richard H.P. Chang	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Director, Vice Chairman and President	Hong Kong
Tien Wu	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Director and Chief Operating Officer	Taiwan
Jeffrey Chen	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Director; Chairman, Universal Scientific Industrial (Shanghai) Co., Ltd.	Taiwan
Andrew Tang	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Director, Chief Procurement Officer; Vice Chairman, Advanced Semiconductor Engineering Inc.	United States
Shen-Fu Yu	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Independent Director and Member, Audit Committee, Compensation Committee, and Risk Management Committee	Taiwan
Mei-Yueh Ho	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Independent Director and Member, Audit Committee, and Risk Management Committee	Taiwan
Wen-Chyi Ong	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Independent Director and Member, Audit Committee, and Compensation Committee	Taiwan
Chi-Wen Tsai	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Chairman and President, Siliconware Precision Industries Co., Ltd.	Taiwan
Joseph Tung	Room 1901, No. 333, Section 1 Keelung Rd. Taipei, 110, Taiwan, Republic of China	Chief Financial Officer	Taiwan
Raymond Lo	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, ASE Test Taiwan and Kaohsiung packaging facility	Taiwan

Name of director or executive officer	Residence or business address	Present principal occupation or employment	Nationality
Tien-Szu Chen	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, Advanced Semiconductor Engineering Inc. Chung-Li branch	Taiwan
Du-Tsuen Uang	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Chief Administration Officer	Taiwan
Chung Lin	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, ASE (Shanghai) Inc. and ASE Electronics Inc.	Taiwan
Gichol Lee	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, ASE (Korea) Inc.	United States*
Chih-Hsiao Chung	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, ASE Japan Co. Ltd. and Wuxi Tongzhi Microelectronics Co., Ltd.	Taiwan
Kwai Mun Lee	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	President, ASE South-East Asia operations	Singapore
Yean Peng Chen	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, ASE Singapore Pte. Ltd.	Singapore
Kelvin Liu Fook Lin	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, ASE Electronics (M) Sdn. Bhd.	Malaysia
Kenneth Hsiang	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Chief Executive Officer, ISE Labs, Inc. and ISE Labs, China, Ltd.	United States
Kevin Yu	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, Siliconware Technology (Suzhou) Limited	Taiwan
Chen-Yen Wei	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Chairman, Universal Scientific Industrial Co., Ltd.; President, Universal Scientific Industrial (Shanghai) Co., Ltd.; General Manager, Universal Global Scientific Industrial Co., Ltd.	Taiwan
Ta-I Lin	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, Universal Global Technology (Kunshan) Co. Ltd.	Taiwan
Jing Cao	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, Universal Global Technology (Shanghai) Co., Ltd.	United States

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* The nationality has been updated to correct a clerical error in the original Schedule 13D filing.

Name of director or executive officer	Residence or business address	Present principal occupation or employment	Nationality
Yueh-Ming Lin	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, Universal Global Technology (Huizhou) Co., Ltd.	Taiwan
Hui-Min Liu	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, UNIVERSAL SCIENTIFIC INDUSTRIAL VIETNAM COMPANY LIMITED	Taiwan
Matthew Richard Behringer	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, Universal Scientific Industrial De Mexico S.A. De C.V.	United States
Nicolas Denis	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	Chief Executive Officer, Financière AFG	France
Ying Pin Wu	26, Chin 3rd Rd., Nanzih Dist., Kaohsiung, 811, Taiwan Republic of China	General Manager, Asteelflash Suzhou Co., Ltd.	United States

Directors and Executive Officers of ASE Test Taiwan

Name of director or executive officer	Residence or business address	Present principal occupation or employment	Nationality
Jason C.S. Chang	10, West 5th Street, Nanzih Dist., Kaohsiung, 811, Taiwan	Director and Chairman	Singapore
Danielle Chang	10, West 5th Street, Nanzih Dist., Kaohsiung, 811, Taiwan	Director	United States
Raymond Lo	10, West 5th Street, Nanzih Dist., Kaohsiung, 811, Taiwan	Director; General Manager, ASE Test Taiwan and Kaohsiung packaging facility	Taiwan
Tien-Szu Chen	10, West 5th Street, Nanzih Dist., Kaohsiung, 811, Taiwan	Director; General Manager, Advanced Semiconductor Engineering Inc. Chung-Li branch	Taiwan
Jeffrey Chen	10, West 5th Street, Nanzih Dist., Kaohsiung, 811, Taiwan	Director; Chairman, Universal Scientific Industrial (Shanghai) Co., Ltd.	Taiwan
Shih Hua Pan	10, West 5th Street, Nanzih Dist., Kaohsiung, 811, Taiwan	Director	Taiwan
Chun Che Lee	10, West 5th Street, Nanzih Dist., Kaohsiung, 811, Taiwan	Director	Taiwan
Jerry Chang	10, West 5th Street, Nanzih Dist., Kaohsiung, 811, Taiwan	Director	United Kingdom*
Alan Li	10, West 5th Street, Nanzih Dist., Kaohsiung, 811, Taiwan	Director	Taiwan
Alan Cheng	10, West 5th Street, Nanzih Dist., Kaohsiung, 811, Taiwan	Director	Taiwan
Anne Chang	10, West 5th Street, Nanzih Dist., Kaohsiung, 811, Taiwan	Director	Taiwan

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* The nationality has been updated to correct a clerical error in the original Schedule 13D filing.

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